UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2010
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2361 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Compensatory Arrangements of Certain Officers.

On May 11, 2010, Peerless Systems Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Edward Gaughan, its President and Vice President/Head of Sales (“Executive”), which amends and restates in entirely Executive’s Employment Agreement dated December 8, 2009.  Pursuant to the Agreement, Executive shall continue to receive a salary of $200,000 per year, plus benefits.  Executive is entitled to receive retention bonuses of $40,000 and $100,000 if he is an employee in good standing on May 31, 2010 and July 15, 2010, respectively.  Executive’s employment is at will, provided that if the Company terminates him without Cause (as defined in the Agreement) prior to the payment of the retention payments, the Company is required to make such payments to Executive.  The $100,000 payment is conditioned upon Executive’s execution and delivery of a release to the Company.

Executive is also entitled to a $40,000 bonus if he meets a performance targets with respect to a new customer agreement, as well as 20% of the net payment to the Company pursuant to the customer agreement in excess of the performance target.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement,. dated May 11, 2010, between Peerless Systems Corporation and Edward Gaughan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: May 13, 2010	By:	/s/ William Neil
		Name:	William Neil
		Title:	Acting Chief Executive Officer and Chief Financial Officer